Exhibit 23(c)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Washington Real Estate Investment Trust (“WRIT”) of our report dated December 2, 2003, relating to the audited historical summary of gross income and direct operating expenses of Prosperity Medical Center for the year ended December 31, 2002, our report dated August 10, 2005, relating to the audited historical summary of gross income and direct operating expenses of Albemarle Point for the year ended December 31, 2004 and our reports dated June 23, 2006, relating to the audited historical summaries of gross income and direct operating expenses of Alexandria Professional Center, 9707 Medical Center Drive and 15001 Shady Grove Road, Randolph Shopping Center, Montrose Shopping Center and Plumtree Medical Center for the year ended December 31, 2005, and to the reference to our firm as experts in the registration statement.

/s/ Argy, Wiltse & Robinson, P.C.

McLean, Virginia
August 24, 2006